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                                                                      Exhibit 23
                                                                      ----------



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Registration Nos. 33-60647, 33-40223, and 2-97434) pertaining to the Stock Incentive Plan, Employees' Stock Incentive Plan, Employees' Incentive Stock Option Plan, and Employees' Non-Qualified Stock Option and Stock Appreciation Rights Plan of AMETEK, Inc., and to The AMETEK Savings and Investment Plan, respectively, and in the related Prospectuses, of our report dated January 23, 1996, with respect to the financial statements of AMETEK, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                                  /s/  ERNST & YOUNG LLP
Philadelphia, PA
March 22, 1996